     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 1998.

                                                      REGISTRATION NO. 333-52667
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                               Amendment No. 1
                                      to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                            KIMCO REALTY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 MARYLAND                                      6798                                     13-2744380
       (STATE OR OTHER JURISDICTION                (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
    OF INCORPORATION OR ORGANIZATION)              CLASSIFICATION CODE NUMBER)                     IDENTIFICATION NO.)

                            ------------------------

                            KIMCO REALTY CORPORATION
                            3333 NEW HYDE PARK ROAD
                       NEW HYDE PARK, NEW YORK 11042-0020
                                 (516) 869-9000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               MR. MILTON COOPER
                            KIMCO REALTY CORPORATION
                            3333 NEW HYDE PARK ROAD
                       NEW HYDE PARK, NEW YORK 11042-0020
                                 (516) 869-9000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:

                   JOSEPH W. ARMBRUST, ESQ.                                          KENNETH M. DORAN, ESQ.
                       BROWN & WOOD LLP                                            GIBSON, DUNN & CRUTCHER LLP
                    ONE WORLD TRADE CENTER                                           333 SOUTH GRAND AVENUE
                 NEW YORK, NEW YORK 10048-0557                                    LOS ANGELES, CALIFORNIA 90071
                        (212) 839-5300                                                   (213) 229-7000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

This Amendment No. 1 to the Registration Statement on Form S-4 is being filed solely for the purpose of filing Exhibit 23.5.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON MAY 15, 1998.

                                          KIMCO REALTY CORPORATION

                                          By:          /s/ MILTON COOPER
      ----------------------------------
                                                        MILTON COOPER
                                                 Chairman of the Board and
                                                  Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE REFERENCED CAPACITIES ON MAY 15, 1998.


                SIGNATURE                                      TITLE
                ---------       -----

            /s/ MILTON COOPER               Chairman of the Board of Directors and
-----------------------------------------
              MILTON COOPER                 Chief Executive Officer (Principal
                                            Executive Officer)

             MICHAEL J. FLYNN*              Vice Chairman of the Board of Directors,
-----------------------------------------
             MICHAEL J. FLYNN               President and Chief Operating Officer

        /s/ MICHAEL V. PAPPAGALLO           Vice President and Chief Financial Officer
-----------------------------------------
          MICHAEL V. PAPPAGALLO             (Principal Financial and Accounting
                                            Officer)

             MARTIN S. KIMMEL*              Director
-----------------------------------------
             MARTIN S. KIMMEL


            RICHARD G. DOOLEY*              Director
-----------------------------------------
            RICHARD G. DOOLEY

              FRANK LOURENSO*               Director
-----------------------------------------
              FRANK LOURENSO

                JOE GRILLS*                 Director
-----------------------------------------
                JOE GRILLS

 /s/ MILTON COOPER
 -----------------
 MILTON COOPER, as
 attorney-in-fact*

                                 EXHIBIT INDEX

 EXHIBIT
  NUMBER     DESCRIPTION
----------   --------------------------------------------------------------------------------------------------------
    2.1       --   Agreement and Plan of Merger, dated as of January 13, 1998, among Kimco Realty Corporation, REIT
                   Sub, Inc. and The Price REIT, Inc., as amended as of March 5, 1998 (contained in Annex A to the
                   Joint Proxy Statement/Prospectus included in this Registration Statement).
    4.1       --   Articles of Amendment and Restatement of Kimco, dated August 4, 1994 (Incorporated by reference to
                   Exhibit 3.1 to the Kimco Annual Report on Form 10-K for the fiscal year ended December 31, 1994).
    4.2       --   Bylaws of Kimco, as amended to August 4, 1994.
    4.3       --   Articles Supplementary relating to the Kimco 8 1/2% Class B Cumulative Redeemable Preferred Stock,
                   par value $1.00 per share, of Kimco, dated July 25, 1995 (Incorporated by referenced to Exhibit
                   3.3 to the Kimco Annual Report on Form 10-K for the year ended December 31, 1995 (file #1-10899)
                   (the '1995 Form 10-K')).
    4.4       --   Articles Supplementary relating to the 8 3/8% Class C Cumulative Redeemable Preferred Stock, par
                   value $1.00 per share, of Kimco, dated April 9, 1996 (Incorporated by reference to Exhibit 3.4 to the Kimco Annual Report on Form 10-K for the year ended December 31, 1996 (file #1-10899) (the
                   '1996 Form 10-K')).
    4.5       --   Agreement of Kimco pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K (Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Kimco's Registration Statement on Form S-11 No. 33-42588).
    4.6       --   Form of $100 million 6 1/2% Senior Notes due 2003 (Incorporated by reference to Exhibit 4.2 to
                   Kimco's Annual Report on Form 10-K for the year ended December 31, 1993 (file #1-10899) (the '1993
                   Form 10-K')).
    4.7       --   Form of $100 million Floating Rate Senior Notes due 1999 (Incorporated by reference to Exhibit 4.3 to the 1993 Form 10-K).
    4.8       --   Certificate of Designations (Incorporated by reference to Exhibit 4(d) to Amendment No. 1 to the
                   Registration Statement on Form S-3 dated September 10, 1993 (the 'Registration Statement')
                   Commission File No. 33- 67552).
    4.9       --   Indenture dated September 1, 1993 between Kimco Realty Corporation and IBJ Schroder Bank and Trust
                   Company (Incorporated by reference to Exhibit 4(a) to the Registration Statement).
    4.10      --   First Supplemental Indenture, dated as of August 4, 1994 (Incorporated by reference to Exhibit 4.6 to the 1995 Form 10-K).
    4.11      --   Second Supplemental Indenture, dated as of April 7, 1995 (Incorporated by reference to Exhibit
                   4(a) to Kimco's Current Report on Form 8-K dated April 7, 1995 (the 'April 1995 8-K')).
    4.12      --   Form of Medium-Term Note (Fixed Rate) (Incorporated by reference to Exhibit 4(b) to the April 1995
                   8-K).
    4.13      --   Form of Medium-Term Note (Floating Rate) (Incorporated by reference to Exhibit 4(c) to the April
                   1995 8-K).
    4.14      --   Form of Acquisition Option Agreement between Kimco and the subsidiary named therein (Incorporated by reference to Exhibit 10.1 to Amendment No. 3 to Kimco's Registration Statement on Form S-11 No.
                   33-42588).
    4.15      --   Articles Supplementary relating to the Kimco 7.5% Class D Cumulative Convertible Preferred Stock,
                   par value $1.00 per share (contained in Annex A to the Joint Proxy Statement/Prospectus included in this Registration Statement).
    4.16      --   Form of Deposit Agreement among Kimco, BankBoston, N.A., as Depositary, and all Holders from time to time of Receipts (as therein defined) issued thereunder.*
    5.1       --   Opinion of Brown & Wood LLP regarding legality.*
    8.1       --   Opinion of Gibson, Dunn & Crutcher LLP regarding certain income tax matters.*

 EXHIBIT
  NUMBER     DESCRIPTION
----------   --------------------------------------------------------------------------------------------------------
    8.2       --   Opinion of Brown & Wood LLP regarding certain income tax matters.*
   10.2       --   Management Agreement between Kimco and KC Holdings, Inc. (Incorporated by reference to Exhibit
                   10.2 to Kimco's Registration Statement on Form S-11 No. 33-47915).
   10.3       --   Amendment and Restated Stock Option Plan (Incorporated by reference to Exhibit 10.3 to the 1995
                   Form 10-K).
   10.4       --   Credit Agreement among Kimco Realty Corporation, The Several Lenders from Time to Time Parties
                   Hereto, Chemical Bank and The First National Bank of Chicago, as
                   Co-Managers and Chemical Bank, as Administrative Agent, dated as of June 30, 1994.
                   (Incorporated by reference to Exhibit 10.4 to Kimco's Quarterly Report on Form 10-Q for the
                   quarterly period ended June 30, 1994).
   10.5       --   Employment Agreement, Restricted Equity Agreement, Non-Qualified and Incentive Stock Option
                   Agreement, and Price Condition Non-Qualified and Incentive Stock Option Agreement between Kimco
                   Realty Corporation and Michael J. Flynn, each dated November 1, 1995 (Incorporated by reference to
                   Exhibit 10.5 to the 1995 Form 10-K).
   10.6       --   Employment Agreement between Kimco Realty Corporation and Bruce M. Kauderer, dated May 5, 1995
                   (Incorporated by reference to Exhibit 10.6 to the 1996 Form 10-K).
   10.7       --   Employment Agreement between Kimco Realty Corporation and Michael V. Pappagallo, dated April 30,
                   1997 (Incorporated by reference to Exhibit 10.7 to Kimco's Annual Report on Form 10-K for the year ended December 31, 1997 (file # 1-10899) (the '1997 10-K')).
   10.8       --   Credit Agreement among Kimco Realty Corporation, The Several Lenders from Time to Time Parties
                   Thereto, The Chase Manhattan Bank and The First National Bank of Chicago, as Co-Managers and The
                   Chase Manhattan Bank, as Administrative Agent, dated as of March 2, 1998 (Incorporated by reference to Exhibit 10.8 to the 1997 10-K).
   10.9       --   Employment Agreement between Kimco Realty Corporation and Joseph K. Kornwasser, dated January 13,
                   1998.*
   10.10      --   Employment Agreement between Kimco Realty Corporation and Jerald Friedman, dated January 13,
                   1998.*
   10.11      --   Employment Agreement between Kimco Realty Corporation and Lawrence M. Kronenberg, dated January
                   13, 1998.*
   23.1       --   Consents of Brown & Wood LLP (contained in Exhibit 5.1 & 8.2).*
   23.2       --   Consent of Gibson, Dunn & Crutcher LLP* (contained in Exhibit 8.1).*
   23.4       --   Consent of Coopers & Lybrand LLP.*
   23.5       --   Consent of Ernst & Young LLP.**
   23.6       --   Consent of Jefferies & Co.*
   23.7       --   Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.*
   24.1       --   Powers of attorney (included on Signature Page).
   99.1       --   Form of Kimco Proxy.*
   99.2       --   Form of Price REIT Proxy.*

------------------
*  Previously filed.
** Filed herewith.